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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                               September 19, 1997

                            HYDRON TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in Its Charter)

                          Commission File Number 0-6333

                       New York                           13-1574215
            (State or other jurisdiction of            (I.R.S. Employer
            incorporation or organization)            Identification No.)

                   1001 Yamato Road, Boca Raton, Florida 33431
                    (Address of Principal Executive Offices)

                                 (561) 994-6191
              (Registrant's Telephone Number, including area code)

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Item 5. Other Events.

On September 19, 1997, the Board of Directors of Hydron Technologies, Inc. (the "Company") terminated the employment of its Chief Executive Officer, President and Treasurer, Harvey Tauman. The Board elected Richard Banakus, a Director of the Company, to replace Mr. Tauman as President of the Company. Mr. Banakus has told the Board of Directors that it is his intention to serve as President only until such time as a permanent successor is retained by the Company. A national search is being undertaken. Mr. Tauman continues to serve as a Director of the Company.

Based on information filed by Mr. Tauman with the Securities and Exchange Commission, as of September 19, 1997, Mr. Tauman was the beneficial owner of 2,145,000 shares of the Company's outstanding common stock, plus an additional 300,000 shares issuable upon the exercise of stock options that are currently exercisable but as to which the exercise price is in excess of the current market price of the common stock. Of the 2,145,000 shares of outstanding common stock beneficially owned by Mr. Tauman, 1,000,000 such shares are owned by Mr. Tauman in his capacity as (i) co-trustee and beneficiary of life estate of Marital Trust of Ilene Tauman, Mr. Tauman's deceased wife (766,889) and (ii) personal representative and beneficiary of the estate of Ilene Tauman (233,111). Such 1,000,000 shares were owned directly by Ilene Tauman until her death. In addition, of such 2,145,000 shares of common stock reported to be beneficially owned by Mr. Tauman, (i) 45,000 such shares are held by Mr. Tauman as trustee for an emancipated child and (ii) 100,000 such shares are held by Mr. Tauman as co-trustee.

On September 19, 1997, the Board of Directors of the Company voted to suspend the payment of quarterly dividends for the remainder of the 1997 fiscal year in order to preserve the Company's cash resources for current operations. The Board of Directors also canceled the Company's stock repurchase plan which had previously been adopted and pursuant to which 251,000 shares had been acquired of the 1,000,000 shares originally authorized for repurchase under such plan.

On September 29, 1997, the Company announced that two of its Directors, Joseph
A. Caccamo and Nestor M. Cardero, had resigned as Directors of the Company for personal reasons and that Charles Fox and Mark Egide had been elected by the Board of Directors to fill the vacancies created by such resignations.

The Board of Directors also voted on September 29, 1997 to authorize the reimbursement by the Company of the reasonable costs and expenses of the Reporting Persons identified in Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on August 6, 1997 in connection with the preparation and filing of such Schedule 13D, as amended, and the actions taken by such Reporting Persons relating to the matters set forth therein.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 29, 1997
                                        Hydron Technologies, Inc.

                                        By: /s/ Richard Banakus
                                        Richard Banakus, President